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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Exar Corporation:

    We consent to the incorporation by reference in Registration Statements Nos. 33-58991, 333-37371, 333-69381, 333-31120, 333-55082 and 333-48226 on Form S-8 of Exar Corporation of our report dated April 23, 2001, appearing in this Annual Report on Form 10-K of Exar Corporation for the year ended March 31, 2001.

Deloitte & Touche LLP

San Jose, California
June 27, 2001

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT